                                 AMENDMENT NO. 7
                                       TO
                                CREDIT AGREEMENT

         This Amendment No. 7 to Credit Agreement, dated as of August 1, 2000 (the "Amendment"), among PEMSTAR INC. (the "Borrower"), U.S. Bank National Association, as administrative bank (in such capacity, the "Administrative Bank"), and U.S. Bank National Association as the sole "Banks" party to that certain Credit Agreement dated as of June 4, 1999, among the Borrower, the Administrative Bank and the Banks, as amended by an Amendment No. 1 dated as of August 31, 1999, an Amendment No. 2 dated as of October 14, 1999, an Amendment No. 3 dated as of November 23 , 1999, an Amendment No. 4 dated as of December 20, 1999, an Amendment No. 5 dated as of March 10, 2000, and an Amendment No. 6 dated as of May 5, 2000 (as so amended, the "Original Agreement").

                                    RECITALS:
                                    ---------

         A. The Borrower has requested that the Administrative Bank and the Banks further amend certain provisions of the Original Agreement.

         B. Subject to the terms and conditions of this Amendment, the Administrative Bank and the Banks will agree to the Borrower's foregoing request.

         NOW, THEREFORE, the parties agree as follows:

         1. Defined Terms. All capitalized terms used in this Amendment shall, except where the context otherwise requires, have the meanings set forth in the Original Agreement as amended hereby.

         2. Amendment. The Original Agreement is hereby amended as follows:

                  a. The definition of "Revolving Credit B Termination Date" appearing in Section 1.1 is amended in its entirety to read as follows:

                           "`Revolving Credit B Termination Date': The date
                  which is the earliest of: (a) October 31, 2000; (b) the IPO Date; (c) the date on which the Borrower terminates the Revolving Credit B Commitment pursuant to Section 4.3; or (d) the date upon which the obligation of U. S. Bank to make Revolving B Loans is terminated pursuant to Section 10.2."

                  b. Section 1.1 of the Original Agreement is amended by adding the following definitions of "IPO", "IPO Date", "IPO Deferral Fee", "Turtle Mountain" , "Turtle Mountain Transaction" in the proper alphabetical order to read as follows:

                           "`IPO': An initial public offering of the Borrower's
                  shares of capital stock in which such shares shall be listed and traded on a national or regional exchange or traded on the NASDAQ National Market System or the NASDAQ over the counter market or a private sale of the Borrower's shares of capital stock or other equity issuance from which the Borrower receives Net Proceeds of at least $85,000,000.00.

                           `IPO Date': The date on which the Borrower
                  consummates its IPO."

                           `IPO Deferral Fee': The fee described in Section 3.7.

                           `Turtle Mountain': Turtle Mountain Corporation, a
                  North Dakota corporation.

                           `Turtle Mountain Transaction": The Borrower's
                  acquisition of substantially all of the shares of Turtle Mountain.

                  c. ARTICLE III of the Original Agreement is amended by adding the following new Section 3.7:

                           "Section 3.7 IPO Deferral Fee. On demand, the
                  Borrower shall pay to the Administrative Bank a fee (the `IPO Deferral Fee'), solely for the benefit of U.S. Bank, of $3,000,000.00 in the event that the IPO Date does not occur prior to September 30, 2000 and either: (a) the Borrower fails to comply with Sections 9.8, 9.16, 9.18 and 9.19 hereof on the August 31, 2000 and the September 30, 2000 Monthly Measurement Dates and with Section 9.17 hereof as of the September 30, 2000 Quarterly Measurement Date; or (b) the Borrower fails to comply with Section 8.11."

                  d. ARTICLE IV is amended by adding the following new Section 4.2(b)(v) to read as follows:

                           "(v) Contemporaneously with the Borrower's receipt of
                  any proceeds of the IPO or any other equity offering, the Borrower shall prepay first the Revolving Loans B and then the Revolving Loans by an amount equal to such proceeds."

                  e. ARTICLE VIII is amended by adding the following new Section
         8.11 to read as follows:

                           "Section 8.11 Equity Injection. If the IPO Date does
                  not occur by August 31, 2000, the Borrower shall receive new cash equity by no later than August 31, 2000 in an amount that is not less than $19,000,000.00, net of any costs and expenses incurred by Borrower in raising such additional capital."

                  f. Section 9.8 of the Original Agreement is hereby amended in its entirety to read as follows:

                           "Section 9.8 Capital Expenditures. Make Capital
                  Expenditures, other than expenditures related to the Turtle Mountain Transaction, in an amount exceeding: (a) $30,000,000.00 in the aggregate on a consolidated basis during the Borrower's 2001 fiscal year; (b) $10,000,000.00 in the aggregate on a consolidated basis during any of the Borrower's fiscal years thereafter; or (c) $50,000,000.00 in the aggregate on a consolidated basis during Borrower's fiscal year 2001 provided, however, that no Capital Expenditure shall be made until after the IPO Date if, after giving effect to such Capital Expenditures, the aggregate amount of Capital Expenditures made during the Borrower's 2001 fiscal year would exceed $30,000,000.00 on a consolidated basis."

                  g. The proviso clause of Section 9.10(j) of the Original Agreement is amended by increasing the aggregate amount of Indebtedness permitted pursuant thereby from "$55,000,000.00" to"$65,000,000.00".

                  h. Section 9.14 of the Original Agreement is amended in its entirety to read as follows:

                           "Section 9.14 Use of Proceeds. Permit any proceeds of
                  the Loans to be used, either directly or indirectly, for either:

                                    (a) the purpose, whether immediate,
                           incidental or ultimate, of "purchasing or carrying any margin stock" within the meaning of Regulation U of the Federal Reserve Board, as amended from time to time, and furnish to the Administrative Bank upon its request, a statement in conformity with the requirements of Federal Reserve Form U-l referred to in Regulation U; or

                                    (b) to consummate the Turtle Mountain
                           Transaction or to make any Investment in, or loan to, Turtle Mountain, or reimburse the Borrower or any of its Subsidiaries, other than Turtle Mountain, for making an Investment in, or loan to, Turtle Mountain.

                  i. Section 9.16 of the Original Agreement is amended in its entirety to read as follows:

                           "Section 9.16 Cash Flow Leverage Ratio. Permit, as of
                  any Monthly Measurement Date, commencing with the Monthly Measurement Date occurring on December 31, 1999, the Cash Flow Leverage Ratio to be greater than the ratio specified in the following table for any Monthly Measurement Date occurring in the specified period:

                           Period                             Ratio
                           ------                             -----

                  On December 31, 1999                        3.50 to 1.00

                  On and after January 31, 2000
                  to and including August 31, 2000            5.00 to 1.00

                  On and after September 30, 2000             3.00 to 1.00
                  To and including March 31, 2001

                  At all times thereafter                     2.50 to 1.00;

                  except that, on and after the first Monthly Measurement Date and each successive Monthly Measurement Date following the consummation of the IPO, the maximum allowable Cash Flow Leverage Ratio is 3.00 to 1.00."

                  j. Section 9.18 of the Original Agreement is amended by changing the period at the end thereof to a semi-colon followed by the following:

                           "plus (c) 80% of the net proceeds of the IPO."

                  k. Section 9.19 of the Original Agreement is amended in its entirety to read as follows:

                           "Section 9.19 Current Ratio. Permit, as of any
                  Monthly Measurement Date, commencing with the Monthly Measurement Date occurring on June 30, 1999, the Current Ratio to be less than the ratio specified in the following table for any Monthly Measurement Date occurring in the specified period:

                           Period                             Ratio
                           ------                             -----

                  On and after June 30, 1999
                  to and including June 30, 2000              1.05 to 1.00

                  On and after July 31, 2000
                  to and including September 30, 2000         0.90 to 1.00

                  On and after October 31, 2000
                  to and including March 31, 2001             1.05 to 1.00

                  At all times thereafter                     1.10 to 1.00;

                  except that, on and after the first Monthly Measurement Date and each successive Monthly Measurement Date following the consummation of the IPO, the minimum required Current Ratio is
                  1.10 to 1.00."

                  l. Section 10.1(c) of the Original Agreement is amended in its entirety to read as follows:

                           "(c) The Borrower shall fail to comply with Section
                  8.1(f), Section 8.2, or Section 8.11, or any Section of
                  Article IX hereof; or"

         3. Conditions to Effectiveness. This Amendment shall become effective on the date (the "Effective Date") when, and only when, the Administrative Bank shall have received:

                  a. Counterparts of this Amendment executed by the Borrower and
         U. S. Bank;

                  b. A Replacement Revolving Note (the "Replacement Revolving Note") payable to the order of U.S. Bank in the form provided by the Administrative Bank appropriately completed and duly executed by the Borrower;

                  c. A Certificate by the Borrower's Secretary or any Assistant Secretary in form and substance satisfactory to the Administrative Bank and the Banks;

                  d. An opinion of counsel to the Borrower, addressed to the Administrative Bank and the Banks, in form and substance satisfactory to the Administrative Bank and the Banks;

                  e. The payment, in immediately available funds, of an amendment fee of $75,000.00 to the Administrative Bank solely for the benefit of U. S. Bank;

                  f. The execution and delivery to the Administrative Bank of an Assignment and Assumption Agreement by M&I Marshall & Ilsley Bank, substantially in the form provided by the Administrative Bank;

                  g. Such other documents, certificates or other items as the Administrative Bank or the Bank may reasonably request.

         4. Representations and Warranties. To induce the Administrative Bank and the Banks to enter into this Amendment, the Borrower represents and warrants to the Administrative Bank and the Banks as follows:

                  a. The execution, delivery and performance by the Borrower of this Amendment, the Replacement Revolving Note and any other document required to be executed and/or delivered by the Borrower by the terms of this Amendment have been duly authorized by all necessary corporate action, do not require any approval or consent of, or any registration, qualification or filing with, any government agency or authority or any approval or consent of any other person (including, without limitation, any stockholder), do not and will not conflict with, result in any violation of or constitute any default under, any provision of the Borrower's articles of incorporation or bylaws, any agreement binding on or applicable to the Borrower or any of its property, or any law or governmental regulation or court decree or order, binding upon or applicable to the Borrower or of any of its property and will not result in the creation or imposition of any security interest or other lien or encumbrance in or on any of its property pursuant to the provisions of any agreement applicable to the Borrower or any of its property except pursuant to the Loan Documents to which the Borrower is a party;

                  b. The representations and warranties contained in the Original Agreement are true and correct as of the date hereof as though made on that date;

                  c. (i) No events have taken place and no circumstances exist at the date hereof which would give the Borrower the right to assert a defense, offset or counterclaim to any claim by the Administrative Bank or any Bank for payment of the Obligations now existing or hereafter arising under the Original Agreement, as amended by this Amendment or any other Loan Document; and (ii) the Borrower hereby releases and forever discharges the Administrative Bank, each Bank and their respective successors, assigns, directors, officers, agents, employees and participants from any and all actions, causes of action, suits, proceedings, debts, sums of money, covenants, contracts, controversies, claims and demands, at law or in equity, which the Borrower ever had or now has against the Administrative Bank, any Bank or their respective successors, assigns, directors, officers, agents, employees or participants by virtue of their relationship to the Borrower in connection with the Original Agreement, as amended by this Amendment, the other Loan Documents and the transactions related thereto;

                  d. The Original Agreement, as amended by this Amendment, the Replacement Revolving Note, and each other Loan Document to which the Borrower is a party remain in full force and effect and are the legal, valid and binding obligations of the Borrower and are enforceable in accordance with their respective terms, subject only to bankruptcy, insolvency, reorganization, moratorium or similar laws, rulings or decisions at the time in effect affecting the enforceability of rights of creditors generally and to general equitable principles which may limit the right to obtain equitable remedies; and

                  e. After giving effect to this Amendment, there does not exist any Default, Event of Default or Adverse Event.

         5. Reference to and Effect on the Loan Documents.

                  a. From and after the date of this Amendment, each reference in:

                           (i) the Original Agreement to "this Agreement",
                  "hereunder", "hereof", "herein" or words of like import referring to the Original Agreement, and each reference to the "Credit Agreement", "Loan Agreement," "thereunder", "thereof", "therein" or words of like import referring to the Original Agreement in any other Loan Document shall mean and be a reference to the Original Agreement as amended hereby; and

                           (ii) any Loan Document to "the Revolving Note"
                  payable to U.S. Bank, "thereunder", "thereof", "therein" or words of like import referring to such Revolving Note shall mean and be a reference to the Replacement Revolving Note executed and delivered to U.S. Bank pursuant to this Amendment.

                  b. The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of the Administrative Bank or any Bank under the Original Agreement or any other Loan Document, nor constitute a waiver of any provision of the Original Agreement or any such other Loan Document.

         6. Costs, Expenses and Taxes. The Borrower agrees to pay on demand all costs and expenses of the Administrative Bank in connection with the preparation, reproduction, execution and delivery of this Amendment and the other documents to be delivered hereunder or thereunder, including the Administrative Bank's reasonable attorneys' fees and legal expenses. In addition, the Borrower shall pay any and all stamp and other taxes and fees payable or determined to be payable in connection with the execution and delivery, filing or recording of this Amendment and the other instruments and documents to be delivered hereunder, and agrees to hold the Administrative Bank and the Banks harmless from and against any and all liabilities with respect to, or resulting from, any delay in the Borrower's paying or omission to pay, such taxes or fees.

         7. Governing Law. THE VALIDITY, CONSTRUCTION AND ENFORCEABILITY OF THIS AMENDMENT AND THE REPLACEMENT REVOLVING NOTE SHALL BE GOVERNED BY THE INTERNAL LAWS OF THE STATE OF

MINNESOTA, WITHOUT GIVING EFFECT TO CONFLICT OF LAWS PRINCIPLES THEREOF, BUT GIVING EFFECT TO FEDERAL LAWS OF THE UNITED STATES APPLICABLE TO NATIONAL BANKS.

         8. Headings. Section headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purpose.

         9. Counterparts. This Amendment may be executed in separate counterparts and by separate parties in separate counterparts, each of which shall be an original and all of which taken together shall constitute one and the same Amendment.

         10. Recitals. The Recitals hereto are incorporated herein by reference.


                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

         IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized as of the date first written above.

                                 PEMSTAR Inc.


                                 By: /s/ Robert R. Murphy
                                     ----------------------------------
                                 Title: Treasurer
                                        -------------------------------

                                 By: /s/ Gary L. Lingbeck
                                     ----------------------------------
                                 Title: Secretary
                                        -------------------------------


                                 U.S. Bank National Association, as
                                 Administrative Bank and the sole Bank

                                 By:__________________________________________
                                 Title:_________________________________________

                           REPLACEMENT REVOLVING NOTE
                           --------------------------


$45,000,000.00                                              Rochester, Minnesota
                                                                  August 1, 2000

         FOR VALUE RECEIVED, the undersigned, PEMSTAR INC., a Minnesota corporation (the "Borrower"), promises to pay to the order of U.S. BANK NATIONAL ASSOCIATION (the "Bank"), on the "Revolving Credit Termination Date" (as defined in the Credit Agreement hereinafter described (the "Credit Agreement")), the principal sum of FORTY FIVE MILLION AND NO/100THS DOLLARS ($45,000,000.00) or if less, the then aggregate unpaid principal amount of the Revolving Loans (as such term is defined in the Credit Agreement) as may be borrowed by the Borrower from the Bank under the Credit Agreement. All Revolving Loans and all payments of principal shall be recorded by the holder in its records which records shall be conclusive evidence of the subject matter thereof, absent manifest error.

         The Borrower further promises to pay to the order of the Bank interest on each Revolving Loan from time to time outstanding from the date hereof until paid in full at the rates per annum which shall be determined in accordance with the provisions of the Credit Agreement. Accrued interest shall be payable on the dates specified in the Credit Agreement.

         All payments of principal and interest under this Note shall be made in lawful money of the United States of America in immediately available funds to U.S. Bank National Association, as the Administrative Bank (the "Administrative Bank"), at the Administrative Bank's office at 155 First Avenue Southwest, Rochester, Minnesota 55902, or at such other place as may be designated by the Administrative Bank to the Borrower in writing.

         This Note is one of the Revolving Notes referred to in, and evidences indebtedness incurred under, a Credit Agreement dated as of June 4, 1999 (herein, as it may be amended, modified or supplemented from time to time, called the "Credit Agreement;" capitalized terms not otherwise defined herein being used herein as therein defined) among the Borrower, the Administrative Bank, the Bank and the other bank parties thereto, to which Credit Agreement reference is made for a statement of the terms and provisions thereof, including those under which the Borrower is permitted and required to make prepayments and repayments of principal of such indebtedness and under which such indebtedness may be declared to be immediately due and payable.

                           REPLACEMENT REVOLVING NOTE
                           --------------------------
                                     Page 2


$45,000,000.00                                              Rochester, Minnesota
                                                                  August 1, 2000

         All parties hereto, whether as makers, endorsers or otherwise, severally waive presentment, demand, protest and notice of dishonor in connection with this Note.

         THE VALIDITY, CONSTRUCTION AND ENFORCEABILITY OF THIS NOTE SHALL BE GOVERNED BY THE INTERNAL LAWS OF THE STATE OF MINNESOTA, WITHOUT GIVING EFFECT TO CONFLICT OF LAWS PRINCIPLES THEREOF, BUT GIVING EFFECT TO FEDERAL LAWS OF THE UNITED STATES APPLICABLE TO NATIONAL BANKS.

         This Note is being executed and delivered in replacement of, but not in payment of: (a) that certain Replacement Revolving Note dated May 5, 2000 made by the Borrower payable to the order of the Bank in the original principal amount of $22,500,000.00, and (b) that certain Replacement Revolving Note dated November 23, 1999 made by the Borrower payable to the order of M&I Marshall & Ilsley Bank in the original principal amount of $22,500,000.00 provided, however, that interest accrued on such replaced notes through the date hereof shall be due and payable on the next interest payment date under the Credit Agreement.


                                           PEMSTAR INC.

                                           By:  ______________________________
                                           Its:  ______________________________


                                           By:  ______________________________
                                           Its:  ______________________________

                                   CERTIFICATE

         I, Gary Lingbeck, do hereby certify that I am the duly appointed or elected and qualified Secretary and the keeper of the records of PEMSTAR, Inc., a corporation organized and existing under the laws of the State of Minnesota (the "Corporation") and that the following is a true and correct copy of resolutions duly adopted:

         -- at a meeting of the Board of Directors thereof, convened and held in accordance with law and the by-laws of said corporation on the ______ day of ___________, 2000;

         -- by unanimous written action on the ______ day of ___________, 2000;

and that such resolutions are now in full force and effect, unamended, unaltered, and unrepealed:

         WHEREAS, there has been presented to the board of directors a form of Amendment No. 7 to Credit Agreement to be dated on or about August 1, 2000 (the "Seventh Amendment") among this Corporation, U.S. Bank National Association, a national banking association, as administrative bank (in such capacity, the "Administrative Bank") and U.S. Bank National Association, a national banking association as the sole "Banks" party thereto (the "Banks") further amending that certain Credit Agreement, dated as of June 4, 1999 among this Corporation, the Administrative Bank and the Banks as amended by an Amendment No. 1 dated as of August 31, 1999, an Amendment No. 2 dated as of October 14, 1999, an Amendment No. 3 dated as of November 23 , 1999, an Amendment No. 4 dated as of December 20, 1999, an Amendment No. 5 dated as of March 10, 2000; and an Amendment No. 6 dated as of May 5, 2000 (as so amended, the "Credit Agreement");

         NOW, THEREFORE, BE IT RESOLVED, that any two of the _______________, the _______________, the _______________ of this Corporation are authorized to execute, in the name and on behalf of this Corporation, and deliver the Seventh Amendment to the Administrative Bank and the Banks, and any promissory note or other instrument, document or agreement to required by the Administrative Bank or any Bank in connection with such Seventh Amendment, substantially in the form reviewed by the directors, except for such changes, additions or deletions as such authorized officer(s) shall deem proper; execution by such authorized officer(s) of the Sixth Amendment and related documents to be conclusive evidence that such authorized officer(s) deem(s) all of the terms and provisions thereof to be proper (the executed Sixth Amendment being the "Amendment");

         FURTHER RESOLVED, that each such authorized officer of this Corporation be and hereby is authorized to take such action from time to time on behalf of this Corporation as he/she may deem necessary, advisable or proper in order to carry out and perform the obligations of this

Corporation under the Credit Agreement as amended by the Amendment and all related instruments, documents and agreements;

         FURTHER RESOLVED, that all authority conferred by these resolutions shall be deemed retroactive and any and all acts authorized hereunder performed prior to the adoption of these resolutions are hereby ratified, affirmed, adopted and approved;

         FURTHER RESOLVED, that the ___________ Secretary or any other officer of this Corporation are authorized to certify to the Administrative Bank and the Banks a copy of these resolutions and the names and signatures of this Corporation's officers or employees hereby authorized to act, and the Administrative Bank and the Banks are hereby authorized to rely upon such certificate until formally advised by a like certificate of any change therein, and is hereby authorized to rely on any such additional certificates.

         I FURTHER CERTIFY THAT the Bylaws and Articles of Incorporation previously delivered by this Corporation to the Administrative Bank and the Banks have not been amended, modified or restated after the date of such delivery.

         I FURTHER CERTIFY THAT the following persons have been appointed or elected and are now acting as officer or employees of said Corporation in the capacity set before their respective names:

         TITLE                      NAME                      SIGNATURE

    _____________               _____________               _____________

    _____________               _____________               ________________.


         IN WITNESS WHEREOF, I have subscribed my name as _____________ Secretary as of the _____________ day of _________________, 2000.

                                             ______________________________